Exhibit 5.1






                                  July 1, 1996



Best Products Co., Inc.
1400 Best Plaza
Richmond, VA  23227-1125

                            Best Products Co., Inc.
                      (Registration Statement on Form S-3)
                           for Shares of Common Stock
                       to be Offered Pursuant to Rule 415

Ladies and Gentlemen:

         We have acted as counsel to Best Products Co., Inc., a Virginia Corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Registration Statement originally filed on Form S-1 and converted to Form S-3 by amendment (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offer and sale from time to time by the Selling Shareholder specified therein of 9,643,048 shares of Common Stock, par value $1 per share (the "Outstanding Shares"), and 910,225 shares of Common Stock issuable upon exercise of certain Warrants (the "Warrant Shares"), on terms to be determined at the time of sale.

         We have participated in the preparation of the Registration Statement and have examined such corporate records and documents, statements and certificates of officers of the Company and such other materials as we have deemed necessary to the issuance of this opinion.

         Based upon the foregoing, we are of the opinion that:

         1. The Outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable.

         2. The Warrant Shares have been duly authorized for issuance in accordance with the terms of the related Warrants, and when such Warrants have been exercised in accordance with their terms, the Warrant Shares will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the statement made in reference to our firm in the related Prospectus under the heading "Validity of the Shares" and in any supplemented versions of the Prospectus. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                     Very truly yours,


                                     McGuire, Woods, Battle & Boothe, L.L.P.




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